Exhibit 10.1
SUPPLEMENTAL INDENTURE
     This SUPPLEMENTAL INDENTURE, dated as of March 15, 2007 (this “Supplemental Indenture”), is among Sterling Chemicals, Inc., a Delaware corporation (the “Company”), Sterling Chemicals Energy, Inc., a Delaware corporation (“Energy,” as guarantor), and U.S. Bank National Association (as successor to National City Bank), as trustee under the Indenture referred to below (the “Trustee”) and as collateral agent under the Security Documents (“Collateral Agent”).
     WHEREAS, the Company, Energy and the Trustee have heretofore executed and delivered an Indenture, dated as of December 19, 2002 (the “Indenture”), providing for the issuance of 10% Senior Secured Notes due 2007 of the Company (the “Notes”);
     WHEREAS, the Company, Energy, the Trustee and the Collateral Agent are parties to the Security Agreement dated as of December 19, 2002 (the “Security Agreement”);
     WHEREAS, the Company and Thomas S. Henderson, as trustee for the benefit of the Trustee, are parties to the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of December 19, 2002 (the “Deed of Trust and Security Agreement”);
     WHEREAS, the only Subsidiary Guarantor is Energy;
     WHEREAS, none of the Notes are owned by the Company or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company;
     WHEREAS, the Company has issued under the Indenture, and there remains outstanding (within the meaning of Sections 2.08 and 2.09 of the Indenture) on the date of the execution and delivery of this Supplemental Indenture, $100,579,000 in aggregate principal amount of the Notes;
     WHEREAS, pursuant to Section 9.02 of the Indenture, the Holders of at least a majority in principal amount of the then outstanding (within the meaning of Sections 2.08 and 2.09 of the Indenture) Notes have consented in writing to the substance of this Supplemental Indenture, evidence of which that is satisfactory to the Trustee having been filed therewith;
     WHEREAS, pursuant to Section 9.02 of the Indenture, the Company has delivered a request to the Trustee, accompanied by a resolution of its Board of Directors authorizing the execution of this Supplemental Indenture, requesting the Trustee to join with the Company and the Subsidiary Guarantors in the execution of this Supplemental Indenture;
     WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Board of Directors has authorized and approved this Supplemental Indenture; and
     WHEREAS, pursuant to Sections 9.06 and 12.04 of the Indenture, the Trustee has received an Officers’ Certificate and Opinion of Counsel.

     NOW, THEREFORE, in consideration of the premises, each of the Company, Energy and the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the respective Holders from time to time of the Notes as follows:
ARTICLE I
Definitions
     SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms not defined in this Supplemental Indenture that are defined in the Indenture are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE II
Amendments
     SECTION 2.1 Acceptance Time. The amendments to the Indenture, the Security Agreement and the Deed of Trust and Security Agreement specified in this Article II shall become effective at such time, and only at such time, as Notes are accepted for purchase by the Company pursuant to the Company’s offer to purchase for cash the outstanding Notes upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 1, 2007 as it may be amended or supplemented from time to time.
     SECTION 2.2 Definitions.
     (a) Section 1.01 of the Indenture is hereby amended by deleting in their entirety the following defined terms: “Average Life”, “Capital Expenditures”, “Change of Control”, “Company Budget”, “Consolidated Net Worth”, “Environmental Law”, “Fiscal Year”, “Net Available Cash”, “Non-Convertible Capital Stock”, “Permitted Debt”, “Permitted Holders”, “Permitted Investment”, “Permitted Transferee”, “Refinance”, “Refinancing Debt”, “Required Environmental Capital Expenditure”, “Restricted Payment”, and “Tangible Property”..
     (b) Section 1.01 of the Indenture is hereby amended by adding the following definition to such Section:
"Redemption Date”, when used with respect to any Notes to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     (c) Section 1.01 of the Indenture is hereby amended by modifying the defined term “Permitted Liens” by deleting “and” at the end of paragraph 22; deleting the period at the end of paragraph 23 and inserting “; and” at the end thereof; and inserting the following new paragraph 24:
"(24) any Lien on Pledged Collateral not prohibited by Article 4 of this Indenture that is expressly subordinate to the Liens in favor of the Collateral Agent under the Security Documents for the benefit of the Holders and that does not otherwise deprive any of the Holders of the benefit of the Liens created by the Security Documents except in accordance with the terms of the Security Documents.”
     SECTION 2.3 The Notes. Article 2 of the Indenture is hereby amended by adding the following new Section 2.14:
“SECTION 2.14 LIMITATION ON AGGREGATE PRINCIPAL AMOUNT
     Notwithstanding Section 2.02 or any other provision of this Indenture or any Note, from and after the time at which the Company has purchased all Notes tendered pursuant to the Company Tender Offer and delivered such Notes to the Trustee for cancellation (the “Cancellation Time”), (i) the aggregate principal amount of Notes which may be at any time outstanding under this Indenture shall be limited to the aggregate principal amount of Notes outstanding immediately after the Cancellation Time and (ii) no additional Additional Notes or Notes may be issued under this Indenture.
     For purposes of this Section 2.14, “Company Tender Offer” means the Company’s offer to purchase all outstanding Notes in accordance with and subject to the terms and conditions of that certain Offer to Purchase and Consent Solicitation Statement dated March 1, 2007 of the Company.”
     SECTION 2.4 Redemption and Prepayment.
     (a) Section 3.08 (Mandatory Redemption) of the Indenture is hereby amended by deleting the clause “, except as may be set forth in Sections 4.11, 4.15 and 4.16 hereof” from such Section.
     (b) Section 3.09 (Offer to Purchase by Application of Net Available Cash) of the Indenture is hereby amended by deleting such Section in its entirety and inserting the words “[Intentionally Omitted]” in lieu thereof.
     SECTION 2.5 Covenants.
     (a) Article 4 of the Indenture is hereby amended by deleting the following Sections therein in their entirety and, in each case, inserting the words “[Intentionally Omitted]” in lieu thereof: Section 4.03 (Reports), Section 4.04 (Compliance Certificate), Section 4.05 (Taxes), Section 4.06 (Stay, Extension and Usury Laws), Section 4.07 (Limitation on Dividends), Section 4.08 (Limitation on Restricted Payments), Section 4.09 (Limitation on Restrictions on Distributions from Subsidiaries), Section 4.10 (Limitation on Debt), Section 4.11 (Asset Sales), Section 4.12 (Limitation on Transactions with Affiliates), Section 4.13 (Liens), Section 4.14 (Corporate Existence), Section 4.15 (Offer to Repurchase upon Change of Control), Section 4.16 (Sale of the Texas City Facilities), Section 4.17 (Limitation on the Sale or Issuance of Capital Stock of Subsidiaries), Section 4.19 (Additional Subsidiaries), Section 4.20 (Capital Expenditures) and Section 4.21 (Excluded Subsidiaries).

     (b) Section 4.01 (Payment of Notes) of the Indenture is hereby amended by (i) inserting “the Trustee or any other” before “Paying Agent” in the second sentence of such Section and (ii) adding the following as the new third sentence to the first paragraph:
“For purposes of Section 5.4 of the Security Agreement, Section 6 of any Patent Security Agreement, Section 5.4.1 of the Deed of Trust and Security Agreement and Section 10.09 of this Indenture and any other provision of this Indenture, the Notes or any Security Document, all Obligations shall be deemed and considered, and shall have been, paid in full at such time as all principal, premium, if any, and interest shall be considered paid on all outstanding Notes in accordance with the preceding sentence.”
     SECTION 2.6 Successors. Section 5.01 of the Indenture is hereby amended by deleting the clauses (2) and (3); inserting “and” after the semicolon at the end of clause (1); and replacing “(4)” with “(2).”
     SECTION 2.7 Events of Default. Section 6.01 of the Indenture is hereby amended by deleting the text of clauses (4), (6), (7) and (8) of such Section in their entirety and, in each case, inserting the words “[Intentionally Omitted]” in lieu thereof.
     SECTION 2.8 Covenant Defeasance. Section 8.03 of the Indenture is hereby amended by deleting such Section in its entirety and inserting the words “[Intentionally Omitted]” in lieu thereof.
     SECTION 2.9 Collateral and Security.
     (a) Section 10.01 of the Indenture is hereby amended by deleting the last sentence of such Section.
     (b) The second sentence of Section 10.03(a) of the Indenture is hereby amended by (i) replacing “met, and stating whether or not such release is in connection with an Asset Disposition or a Sale of the Texas City Facilities (at the sole cost and expense of the Company)” with “satisfied”; and (ii) deleting “; provided, that if such sale, conveyance or disposition constitutes an Asset Disposition or a Sale of the Texas City Facilities, the Company shall comply with Section 4.11 or Section 4.16, as applicable”.
     (c) Section 10.03(d) of the Indenture is hereby amended by inserting “(unless compliance with TIA Section 314(d) is no longer required),” before “TIA Section 314(d)” in the second sentence of such Section.
     (d) Section 10.04 of the Indenture is hereby amended by (i) inserting “, if any,” after “(i) all documents” and (ii) inserting “or that no documents are so required” after “TIA Section 314(d)” in the first sentence of such Section.
     (e) Section 10.05 of the Indenture is hereby amended by (i) deleting “10.02 and”; (ii) inserting “and 10.04” after “Sections 10.03”; and (iii) replacing “10.02(b)” with “10.04” in the first sentence of such Section.

     SECTION 2.10 Satisfaction and Discharge of the Indenture.
     (a) Article 13 of the Indenture is hereby amended by adding the following as Section 13.14 of the Indenture:
     “SECTION 13.14 SATISFACTION AND DISCHARGE OF THE INDENTURE
     This Indenture shall upon request of the Company cease to be of further effect (except as to any surviving rights expressly provided for in this Indenture), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
     (1) either
     (a) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced as provided in Section 2.07 of this Indenture) have been delivered to the Trustee for cancellation; or
     (b) all such Notes not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company or any Subsidiary Guarantor; and
(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture, (i) so long (and only so long) as the Liens pursuant to the Security Documents have not been released as to any Pledged Collateral in accordance with Section 10.09 or otherwise as provided herein, the obligations of the parties to such Security Documents and the Liens pursuant thereto in respect of such Pledged

Collateral, (ii) the obligations of the Company to the Trustee under Section 7.07 of this Indenture and (iii) if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 13.14, the obligations of the Trustee under the following paragraph of this Indenture shall survive.
     All money deposited with the Trustee pursuant to this Section 13.14 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.”
     SECTION 2.11 Form of Note.
     (a) Paragraph 6 of the “Back of Note” set forth in Exhibit A of the Indenture is hereby amended by deleting the text of such Paragraph in its entirety and replacing such text with "[Intentionally Omitted]” in lieu thereof:
     (b) Paragraph 7 of the “Back of Note” set forth in Exhibit A of the Indenture is hereby amended by deleting the text of such Paragraph in its entirety and inserting the words "[Intentionally Omitted]” in lieu thereof.
     (c) Paragraph 12 of Exhibit A of the “Back of Note” set forth in the Indenture is hereby amended by deleting the text of clauses (iv), (vi), (vii), (viii) and (ix) of such Paragraph in their entirety and, in each case, inserting the words “Intentionally Omitted” in lieu thereof.
     SECTION 2.12 Security Agreement. Section 5.4(c) of the Security Agreement is hereby amended by (i) inserting “(x)” before “all documentation required” and (ii) inserting “or (y) TIA Section 314(d) does not require furnishing any documentation to the Trustee” at the end of such Section.
     SECTION 2.13 Deed of Trust and Security Agreement. Section 5.4.1 of the Deed of Trust and Security Agreement is hereby amended by (i) inserting “either (x)” after “If” and before “the Secured Obligations” in such Section and (ii) inserting “or (y) the Security Agreement has terminated in accordance with Section 5.4 thereof,” before “then on such date” in such Section.
     SECTION 2.14 References. To the extent any clause, definition, Paragraph, Section or Article of the Indenture has been deleted from the Indenture pursuant to Article II of this Supplemental Indenture, any reference in any provision of the Indenture, any Note, any Subsidiary Guarantee or any Security Document to such clause, definition, Paragraph, Section or Article shall be disregarded in, and be deemed eliminated from, such provisions.
ARTICLE III
Miscellaneous
     SECTION 3.1 Representations and Warranties. The Company hereby represents and warrants to the Trustee and the Collateral Agent that, immediately prior to the execution and delivery of this Supplemental Indenture by each of the parties hereto on the date hereof, none of the Notes are owned by the Company, or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.
     SECTION 3.2 Successors and Assigns. The Trustee hereby represents and warrants to the Company and Energy that (i) in accordance with Section 7.09 of the Indenture, the Trustee is the successor to National City Bank as the original Trustee under the Indenture and (ii) in accordance with Section 5.3(b) of the Security Agreement, the Collateral Agent is the duly appointed successor to National City Bank as the original Collateral Agent under the Security Agreement. All agreements of the Company and Energy in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successor. All agreements of the Collateral Agent in this Supplemental Indenture shall bind its successor.
     SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     SECTION 3.5 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture and the Notes issued thereunder, the Security Agreement and the Deed of Trust and Security Agreement are in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and an amendment to each of the Security Agreement and the Deed of Trust and Security Agreement and shall be construed in connection with and form a part of the Indenture, the Security Agreement and the Deed of Trust and Security Agreement for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.
     SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. This Supplemental Indenture shall become effective and constitute a binding agreement between the parties hereto when counterparts hereof shall have been executed and delivered by each of the parties hereto.
     SECTION 3.7 Headings. The headings of the Articles and the sections herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of date first above written.

STERLING CHEMICALS, INC.
By:	/s/ Richard K. Crump
	Name:	Richard K. Crump
	Title:	President and Chief Executive Officer

STERLING CHEMICALS ENERGY, INC.
By:	/s/ Paul G. Vanderhoven
	Name:	Paul G. Vanderhoven
	Title:	Senior Vice President -- Finance and Chief Financial Officer

[Signature Page]

U. S. BANK NATIONAL ASSOCIATION (as successor to National City Bank), as Trustee and as Collateral Agent
By:	/s/ T. Scott Fesler
	Name:	T. Scott Fesler
	Title:	Vice President

[Signature Page]